Exhibit 10.24

PHOENIX INTERNATIONAL LTD., INC.
500 International Parkway
Heathrow, Florida 32746
Telephone: (407) 548-5100
Fax: (407) 548-5299

                        APPLICATION PROCESSING AGREEMENT

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Name of Customer:                           Effective Date
Two River Community Bank (In Organization)  November 17, 1999
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Type of entity:                             State of formation:
Bank FDIC                                   New Jersey
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Mailing Address:                            Business Address (if different from
                                            mailing address):

1250 Highway 35 South
Middletown, New Jersey 07748
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City, State, Postal Code:                   City, State, Postal Code:
Middletown, New Jersey 07748
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Phone Number:                               Fax Number:
(732)747-0101                               (732)747-6866
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Phoenix  International  Ltd.,  Inc.  ("Phoenix")  has developed a retail banking system, which it uses to provide bank and application processing services to its customers. The party identified as Customer above ("Customer") wishes to obtain such services from Phoenix. In consideration of the obligations of the and agreements of the parties as set forth below, the parties hereby agree as follows:

1.    Definitions

      1.1. Client Software means the object code of the client resident portions of the Phoenix System which will reside at Customer's premises for input, review, use, and modification of Customer's data.

      1.2. Documentation means the user documentation relating to the Phoenix System provided to Customer by or on behalf of Phoenix.

      1.3. Material means any documents, magnetic media, equipment, negotiable items, or other information or material in any related to the services provided hereunder.

      1.4. Phoenix System means the hardware and Phoenix software used by Phoenix to provide the Application processing Service hereunder.

      1.5. Processing Services means the bank and application processing and other services to be provided by Phoenix hereunder and identified on Exhibit A annexed hereto.

      1.6. Related Expenses means reasonable travel and other out-of-pocket expenses incurred by Phoenix in the performance of its obligations hereunder, including (without limitation) airfare, travel costs, lodging costs, and meals; shipping charges, courier and delivery charges; tape, cartridge, CD and diskette cost; voice and data telecommunications expenses, and the cost of forms, supplies, microfiche, and courier services. To the extent reasonably possible, Phoenix will obtain the approval of Customer prior to incurring substantial Related Expenses, and Customer will not unreasonably withhold such approval. Phoenix travel expenses shall be in conformance with the Phoenix Travel and Entertainment Policy as in effect from time to time, a copy of which shall be provided to Customer upon request.

2.    Services

      2.1. Application processing. Phoenix agrees to furnish to Customer and Customer agrees to obtain the Processing Services as specified on Exhibit A. Customer agrees that during the term of this agreement Phoenix will be the exclusive provider of such Processing Services. Customer may obtain additional products and services offered by Phoenix at Phoenix's then current prices for such services by amending Exhibit A.

      2.2. Installation and Training. Phoenix will provide installation and training services under the conditions and for the fees specified in Exhibit D annexed hereto. Installation services are provided pursuant to a written installation plan, executed by Phoenix and Customer, and incorporated by reference into this Agreement within 30 days after the Effective Date as herein after defined. The Installation Plan shall be based upon the allocation of responsibilities contained in Exhibit B.

      2.3. Network Support. Phoenix will also provide Network Support Services consisting of communication line monitoring and support personnel to discover, diagnose, repair, or report line problems to the appropriate telecommunications company. This service is included in the fee for telecommunications services also listed in Exhibit C.

      2.4. Communications Management Services. Customer may obtain communication management services from Phoenix to assist with the acquisition or installation of communications hardware and equipment, or any move of Customer's facilities, at the cost and fees set forth in Exhibit C.

      2.5. Changes to Services. Phoenix reserves the right to make changes to services including, but not limited to, operating procedures, security procedures, the type of equipment resident at, and the location of the data processing center, provided that Phoenix shall not delete services or make changes which would cause a material increase in Customer's cost of doing business without Customer's prior approval. Phoenix will provide Customer with reasonable prior written notice of changes which will materially affect Customer's procedures or reporting.


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

      2.6. Data Retention, Phoenix shall retain data for the periods set forth in Exhibit F annexed hereto and may destroy all data thereafter.

3.    Term.

            This Agreement shall commence on the date of the agreement ("the Effective Date") and shall continue for 60 months from the first day of live processing of Customer's accounts (the "Installation Date"), or such other Date as is mutually agreed upon by Phoenix and Customer. Upon expiration, the Agreement will automatically renew for successive terms of 24 months unless either party provides written notice to the other of its intent not to renew for another term at least 180 days prior to expiration of the then current term. Notwithstanding the foregoing, the effective date shall not occur unless and until Customer obtains approval from the Federal Deposit Insurance Corporation and the applicable New Jersey State Banking authorities for the operation of a bank. In the event such approvals are not obtained on or before April 1, 2000, either Customer or Phoenix may cancel this agreement with no liability to the other except for any direct costs or expenses incurred by Phoenix in connection with this Agreement prior to cancellation.

4.    Price and Payment

      4.1. Fees. Fees for the Processing Services, implementation, and training are set forth in Exhibit B, including, where applicable, minimum monthly charges.

      4.2. Payment. Customer shall make all payments due to Phoenix by check or wire transfer within 30 days after invoice. Estimated base charges and actual charges shall be invoiced monthly in arrears on the first of each month. Late payments will accrue interest at the rate of 1 1/2 % per month.

      4.3. Fee Adjustment. Phoenix may adjust the Services Fees listed on Exhibit B once per year after the first anniversary of the Installation Date upon 30 days written notice to Customer. Each change shall be limited to the lesser of 8% or the change in the U.S. Department of Labor, Consumer Price Index for Urban Wage Earners and Clerical Workers, All Cities, (1982=100) for the preceding 12 month period. Phoenix may increase fees in excess of this limit when it implements major system enhancements which are provided to comply with changes in government regulations, provided that no such change shall exceed 15%.

      4.4. Taxes. Customer shall be responsible for all taxes in connection with the provision of products or services hereunder, including but not limited to all sales, use, withholding, and excise taxes. In no event shall Customer be responsible for taxes based upon the net income of Phoenix.


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

      4.5. Related Expenses. Customer agrees to pay all Related Expenses incurred by Phoenix in the provision of services hereunder. All fees for communications services are based upon services rendered from Phoenix's premises. Off-premises services and support will be provided upon Customer's request on an as available basis at Phoenix's then current charges for time and materials, plus Related Expenses. These charges will be invoiced monthly.

5.    Customer Obligations

      5.1. Data. Customer shall provide all data for input to the Phoenix System for processing in a format and manner specified by Phoenix. Customer shall determine and be responsible for the authenticity and accuracy of all information and data submitted to Phoenix, and for confirming the accuracy of data received from Phoenix. Customer shall review all reports furnished by Phoenix within 15 days for accuracy and shall work with Phoenix to reconcile any out of balance conditions. If data is to be transmitted from multiple sources, Phoenix will not begin processing until all data has been received. Phoenix shall not be responsible for transmission or communication errors, or other problems with transmission of data not associated with the Phoenix System. The Customer is also responsible for retention and backup of all data and processing records provided by Phoenix.

      5.2. Network and Equipment. Customer will provide at its own expense all equipment, computer software, network equipment, communication lines, and interface devices required to use the Client Software and access the Phoenix System except where Phoenix has been retained to acquire equipment for this purpose. All such equipment shall comply with Phoenix's hardware and network standards guide.

      5.3. Customer Contact. Customer will designate and maintain throughout the Term of this Agreement a relationship contact manager to act as liaison between the Customer and Phoenix. All operational communications between Phoenix and the Customer shall be conducted to and from the liaison.

      5.4. Use of Phoenix Banking System. Customer agrees to comply with any operating instructions on the use of the Phoenix Banking System provided by Phoenix.

      5.5. Customer Personnel. Customer shall designate appropriate Customer personnel for training in the use of the Phoenix Banking System.

      5.6. Access. Customer shall supply Phoenix with reasonable access to the Customer site during normal business hours for installation and shall cooperate with Phoenix personnel in the installation and implementation of the services.

      5.7. Connections. The Customer is responsible for taking all necessary legal steps for the interconnection of the Customer's transmissions with third party carriers. The Customer is responsible for securing all licenses, permits, right of ways,


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

            and other arrangements necessary for such interconnection and transmission and receipt of Customer's Material.

      5.8. Delivery of Material. The Customer shall be responsible for transporting the Material to and from Phoenix, at Customer's sole cost and expense. All insurance with respect to the transportation of the Material shall be the sole responsibility of Customer. Risk of loss of the Material to and from Phoenix shall be borne by the Customer.

      5.9. Business Recovery. Phoenix's business recovery plan is designed to minimize, but not eliminate, risks associated with a disaster affecting the Phoenix data center supplying the Processing Services. Phoenix does not warrant that service will be uninterrupted or error free in the event of a disaster. Customer is responsible for adopting a business recovery plan relating to disasters affecting Customer's facilities and for securing business interruption insurance or other insurance necessary for Customer's protection. Phoenix shall maintain adequate backup procedures including storage of duplicate record files as necessary to reproduce Customer's records and data consistent with the provisions of section 2.6., as defined in Exhibit E. In the event of a service disruption due to reasons beyond Phoenix's control, Phoenix shall use diligent efforts to mitigate the effects of such an occurrence.

6.    Service Performance Standards; System Availability

      6.1. Hours of Operation. Phoenix shall provide that the Phoenix System and the Application processing Services are available for daily processing tasks 98% of the time each month during regular hours of operation as set forth below. Phoenix will also be responsible for providing that the Phoenix System has a reasonable end user response time, with an average response time of three to five seconds for routine transactions, defined as basic deposit, withdrawal, and single inquiry transactions.

                  Hours of Operation, Eastern Standard Time

                  Monday                           7:00 A.M. - 8:00 P.M.
                  Tuesday                          7:00 A.M. - 8:00 P.M.
                  Wednesday                        7:00 A.M. - 8:00 P.M.
                  Thursday                         7:00 A.M. - 8:00 P.M.
                  Friday                           7:00 A.M. - 8:00 P.M.
                  Saturday                         7:00 A.M. - 3:00 P.M.
                  Sunday                           unattended

            The System will not be attended on Sundays or on the holidays observed by the Federal Reserve Bank, including the following:

                  New Year's Day                   President's Birthday
                  Martin Luther King Day           Thanksgiving Day


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

                  Memorial Day                     Christmas Day
                  Independence Day                 Columbus Day
                  Labor Day                        Veterans' Day

            However, on President Day, Columbus Day and Veterans Day Customer will have access to Phoenix personnel.

      6.2 Extension of Hours. Phoenix will use its best effort to accommodate requests for exceptions or extensions of the hours of operation. These hours may be modified based on dependencies with reporting files required to be sent to other servicing organizations.

      6.3 Exclusions. Notwithstanding anything to the contrary contained herein, Phoenix shall not be responsible for (i) telecommunications failures, (ii) service interruptions beyond Phoenix's control, (iii) delay or failure of any third party courier or delivery service,
            (iv) failure of any third party vendor to deliver information, files, magnetic media, products, support or services, or other materials required for Phoenix to provide service hereunder.

7.    Problem Reporting and Resolution.

      7.1. Problem Reporting. Customer is responsible for reporting problems to Phoenix's customer service or operations staff at the contact numbers or addresses provided by Phoenix from time to time.

      7.2. Problem Response. Phoenix shall respond to each reported problem promptly based on the severity of the problem and its effect on Customer's operations. Phoenix shall use reasonable commercial efforts to either resolve each problem or provide Customer with information to allow Customer's personnel to address the problem. In the event the resolution of a reported problem which materially impacts Customer's operations will carry-over to the next business day, Phoenix will provide Customer with a status report for the problem and an estimate of the resolution time and course of action, if possible. Phoenix will provide Customer with a daily report on the status of unresolved issues.

      7.3. Service Performance and Standards Remedy. If Phoenix or the System fails to meet the percentage up-time and performance standards specified above and such failure is not the result in whole or in part, of a Customer error or omission, any act, failure or omission of any third party, or any other circumstance beyond Phoenix's reasonable control, Customer shall notify Phoenix immediately in writing specifying the performance standard(s) not met and the nature of the deficiency. Within 15 days of receipt of such notice, Phoenix shall establish and provide Customer in writing with an action plan to meet the service performance standard(s). Upon expiration of such 15-day period, Phoenix shall have 30 days to bring its performance to the percentage/standard specified in the relevant service performance standard. Phoenix shall report the nature and status of its efforts at the end of such period.


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

            Should Phoenix's performance remain below the applicable standard after such 30-day period, Phoenix shall have an additional 60 days to correct the situation and bring the affected performance up to the standard. During this period, Customer will be provided with a 15% reduction in the monthly Phoenix invoice for each month that the performance standard(s) remain deficient.

            Should Phoenix's performance remain below the service standards following all such periods, Customer may elect to either (i) provide Phoenix with additional time to improve the affected standard, during which time Customer will continue to receive a 15% reduction in the monthly Phoenix invoice, or (ii) terminate the service agreement by giving Phoenix written notice of termination. Customer may also terminate the service agreement if Phoenix's performance remains below the relevant service performance standard for more than three monthly periods in any 12 month period by giving Phoenix written notice of termination. Such termination shall be without penalty or any charge to Customer other than charges for service fees incurred prior to the effective date of termination. This right of termination shall be Customer's sole and exclusive remedy for Phoenix's failure to meet any service performance standard and after such termination neither party shall have any liability or obligation to the other exception pursuant to any specified obligations that survive termination under the terms of the agreement and any addenda hereto.

8.    Software License.

      8.1. License. Subject to the restrictions and limitations of this Agreement and to payment of the fees set forth herein, Phoenix hereby grants to Customer a non-exclusive, non-transferable license during the term of this Agreement within the United States to:

            (a) Use the Client Software on Customer's own network for its own internal data entry and processing needs but only at the headquarters and branch marketing locations;

            (b) make a reasonable number of additional copies of the Client Software for testing, backup, and archival purposes in support of its ordinary use of the Client Software;

            (c) use the Documentation in support of Customer's Use of the Client Software;

            (d)   make  a  reasonable   number  of  additional   copies  of  the
                  Documentation or portions thereof as required to support the Use of the Client Software;

            (e) use the Client Software for the benefit of its Affiliates, provided that the appropriate license fees have been paid for such Affiliates, and provided that no more than the number of servers which have been authorized hereunder are utilized.


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

      8.2. Restrictions. Customer may use the Client Software for its own internal data processing needs. Customer may not, without the prior written consent of Phoenix:

            (a)   translate,   reverse   engineer,   de-compile,   interpret  or
                  disassemble the Client Software;

            (b) transfer, distribute, sell, lease, or assign the Client Software or Documentation;

            (c)   or make any changes to the Client Software.

      8.3. Title to Intellectual Property. The Phoenix System and Documentation are (i) copyrighted works protected by copyright laws, treaties, and conventions of the United States and (ii) contain trade secrets and Confidential Information of Phoenix protected under applicable law. Phoenix retains all right, title, and interest in and to the Phoenix System and Documentation, and all copyright, trade secret, patent and other intellectual property rights contained therein, subject only to the limited license granted to Customer above. Phoenix shall also exclusively own all changes, modifications, and additions to the to the Phoenix System and Documentation, whether made by or on behalf of Phoenix, Customer, or their employees, agents or otherwise, provided, however, that Customer shall own any additions to the Software which are not based on the Software or other Phoenix code and which are produced by Customer without significant assistance from Phoenix. To the extent that changes, including all associated intellectual property rights, are not owned in their entirety by Phoenix immediately upon their creation, Customer agrees to assign (and hereby automatically assigns) all right, title and interest therein to Phoenix, without any requirement of consideration or further documentation. Customer agrees to take such further action and execute such further documentation as Phoenix may reasonably request to give effect to this Section.

      8.4. Documentation. Phoenix shall provide Documentation associated with the software as produced and provided by Phoenix and/or Phoenix, including, but not limited to, the Phoenix Software Documentation which contains program descriptions, reference materials, operational instructions, etc.

      8.5. Modification of Software. Customer may not materially modify, change, or alter the Phoenix System or data base structure without Phoenix's prior written consent. In the event Customer makes any modification of the Phoenix System or data base structure, Phoenix shall have no liability to Customer or any third party as a result therefrom and the performance standards otherwise provided for herein shall not apply.

      8.6   Protection of Proprietary Rights

            a) Customer acknowledges that the Phoenix System and Documentation are proprietary to Phoenix. Customer further acknowledges that the Client Software,


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

            including all techniques, algorithms and processes contained therein or any modification thereof or extraction therefrom, contains confidential, valuable trade secrets of Phoenix and that Customer will safeguard such trade secrets to the fullest extent possible. Without limiting the generality of the foregoing, Customer also agrees not to disclose all or part of the Phoenix Software to any person or party other than Customer's authorized personnel as necessary to utilize the Phoenix Software as permitted by this Agreement. Customer agrees that it will not distribute, nor permit any other person or entity to distribute or exploit, all or any part of the Phoenix Software in any manner. Customer's obligations under this Paragraph shall survive termination of this Agreement.

            b) The Customer shall not register in its own name any of the Phoenix Software or any other intellectual or industrial property right, whether registered or not, used by the Phoenix or any of its affiliates.

            c) The Customer undertakes, for the duration and after the expiration of this Agreement, not to question the validity of any proprietary rights of Phoenix in the Phoenix Software or any other intellectual property right of Phoenix. The invalidity of any proprietary right in the Phoenix Software shall not be a reason for the invalidity of this Agreement, nor for the repayment of any sums paid hereunder. If all or any portion of the Phoenix Software is declared invalid, the fees paid to the Phoenix hereunder shall be deemed to have been fixed from the beginning in an amount equal to the fees due in respect of such invalid proprietary right.

9.    Patent and Copyright Indemnity

      9.1. Infringement Claims. If a third party claims that the Phoenix System infringes any patent, copyright, trade secret, or similar intellectual property right of any third party, and such claim would impair Customer's right to use the Phoenix system hereunder or subject the customer to monetary damages, Phoenix shall (as long as Customer is not in default under this Agreement or any other agreement with Phoenix) defend Customer against that claim at Phoenix's expense and pay all damages awarded by a court in a final judgment, provided that Customer (i) promptly notifies Phoenix in writing of any such claim, (ii) allows Phoenix to control the defense and disposition of such claim, including any related settlement negotiations, and (iii) cooperates with Phoenix, at Phoenix's expense, in the defense of such claim.

      9.2. Remedies. If such a claim is made or appears possible, Phoenix may, at its option, either (i) secure for Customer the right to continue to use the Phoenix System, (ii) modify or replace the Phoenix System so it is non-infringing. If neither of the foregoing is possible, Phoenix may terminate this Agreement, refund a pro-rata portion of Customer's set up fees based on a five year straight line cost, and provide reasonable assistance to allow Customer to migrate to an alternate vendor. Phoenix has no obligation hereunder for any claim based on a modified version of the Phoenix System Software which has not been prepared


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

            solely by Phoenix, or for any combination, operation or use of the Phoenix System with any hardware or software not approved in writing by Phoenix. THIS SECTION STATES PHOENIX'S ENTIRE OBLIGATION TO
            CUSTOMER WITH RESPECT TO MATTERS OF TITLE OR ANY CLAIM OF INFRINGEMENT THEREOF.

10.   Warranties, Disclaimers, and Limitations of Liability.

      10.1. Warranty. Phoenix shall perform all Processing Services in a diligent and workmanlike manner consistent with standards of the industry. Phoenix further warrants that the Phoenix System shall operate substantially in accordance with the program descriptions included in the Documentation. Phoenix does not warrant that the Phoenix System will operate without interruption or be error-free. In the event Customer discovers any non-conformance by the Phoenix System with the above warranty (a "defect"), Customer agrees to provide Phoenix notice of such defect, and shall, upon Phoenix's request, provide such data and information regarding the defect as Phoenix may require to recreate the defect. Phoenix agrees, as its exclusive obligation for any breach of such warranty, to use its best reasonable efforts to correct reported defects. Phoenix shall not be responsible for (i) unreported defects, (ii) defects caused by misuse or abuse of the Phoenix System, (iii) defects caused by use of the Phoenix System with hardware or software other than that approved by Phoenix for use with the Phoenix System, or for (iv) changes made to the Client Software other than by Phoenix or with Phoenix's consent. Customer shall be limited to the warranties provided by third-party licensors or manufacturers with respect to third-party software or equipment that may be provided by Phoenix.

      10.2. Disclaimer. Except as provided above, Phoenix specifically disclaims any other warranties of any kind, express, implied or statutory, including, but not limited to, any warranties of merchantability or fitness for a particular purpose.

      10.3. Limitation of Liability. In no event shall Phoenix be liable for any special, indirect, incidental or consequential damages resulting from the use, or inability to use, the licensed products or the provision or non-provision of processing services arising out of any other circumstances associated with the subject matter of this agreement, including without limitation damages based on loss of profit, loss or interruption of data or computer time, alteration or erroneous transmission of data, even if Phoenix is advised in advance of the possibility of such damages. Phoenix's total liability to Customer under any provision of this Agreement (other than indemnification under Section 9) or for any and all claims, losses or damages relating to the Licensed Products (whether based on tort, contract, or any other theory), other than claims based upon the (gross negligence or) willful misconduct of Phoenix, shall be limited to the amount actually paid by Customer to Phoenix for the Licensed Products giving rise to the liability. The parties acknowledge that each of them relied upon the inclusion of this limitation in consideration of entering into this Agreement.

      10.4. Remedy for Default. If Phoenix fails to fulfill its obligations under this Agreement in any material respect, Customer's sole and exclusive remedy shall be the right to terminate this Agreement, except as may be specifically provided herein.

      10.5. Third Parties. Phoenix is not liable for any act or omission of any other company (including Phoenix or any affiliate or licensor of Phoenix), individual, sub-contractor or agent, furnishing a portion of the Processing Services or facilities, equipment, or services associated with such services.

11.   Confidential Information

      11.1. Confidential Information means any competitively sensitive or secret business, marketing, or technical information of Phoenix or Customer, including the terms of this Agreement and all other Agreements and communications between Phoenix and Customer. Phoenix's Confidential Information shall also include, but not be limited to, the Phoenix System and Documentation, including all changes, modifications, and additions thereto. Customer's Confidential Information shall also include, but not be limited to, Customer's data, and all information concerning Customer's customers and their accounts. Confidential Information shall not include information which is (i) generally known to the public or readily ascertainable from public sources (other than as a result of a breach of confidentiality hereunder), (ii) independently developed by the receiving party without reference to or reliance on any Confidential Information of the disclosing party, as demonstrated by written records of the receiving party, or (iii) obtained from an independent third party who created or acquired such information without reference to or reliance on Confidential Information.

      11.2. Confidentiality. Each Party agrees at all times to maintain the complete confidentiality of the Confidential Information of the other. Each Party shall not permit or authorize access to, or disclosure of, the Confidential Information of the other to any person or entity other than employees or advisors who have a "need to know" such information in order to enable the receiving party to exercise its rights or perform its obligations under this Agreement. Neither party shall disclose or supply the Confidential Information of the other to any non-employee third party without the prior written approval of the other party, which approval shall not be unreasonably withheld, provided the requesting party can demonstrate a need for such disclosure in order to comply with its obligations hereunder and such third party agrees to be bound by these confidentiality provisions. Either party may disclose portions of the Confidential Information of the other to governmental regulatory authorities if such disclosure is required by applicable laws, provided the party required to make such disclosure notifies the other party of the applicable legal requirements before such disclosure occurs and assists the other party to obtain such protection as may be available to preserve the confidentiality of such information.

      11.3. Disposal. Prior to disposal of any media or materials that contain any part of the Phoenix System, Documentation, or other Confidential Information of Phoenix, Customer shall obliterate or otherwise destroy all code, instructions, commentary, or further evidence of Confidential Information, for example, by erasing, incinerating, or shredding such materials.

      11.4. Regulator Requests. Phoenix will comply with Customer's reasonable request for internal or third party auditors access to the Phoenix Data Center, the Phoenix Banking System relating to Customer, and Customer's data and reports. Customer will provide Phoenix with reasonable notice of such audits, and will cause its auditors and staff to conduct such audits in a manner designed to minimize the disruption to Phoenix's operations.

12.   Termination

      12.1. Termination by Phoenix. Phoenix may terminate this Agreement upon:

            (a) Customer's failure to pay any amount when due if such amount is not paid within 90 days following invoice;

            (b)   Upon  a  breach  of  Customer's   agreements  and  obligations
                  hereunder, if such breach is not cured within 30 days following notice thereof by Phoenix; or

            (c) If Customer ceases to do business, makes a composition or assignment for the benefit of its creditors, makes a general arrangement with its creditors concerning any extension or forgiveness of any of its secured debt, becomes a debtor under the Bankruptcy Code or insolvent, suffers or seeks the appointment of a receiver to the whole or any material part of its business, takes any action to liquidate or wind up the whole or any material part of its business, is found subject to any provisions of any bankruptcy code concerning involuntary bankruptcy or similar proceeding, or suffers a material adverse change in its financial position.

      12.2. Effect of Termination by Phoenix. Upon termination of this Agreement by Phoenix, Customer will be responsible for all costs of conversion to a new system, including but not limited to all of Phoenix's reasonable costs for preparing records, files, reports, and related materials for transfer, plus any costs and fees for technical counseling provided by Phoenix. Such costs will be estimated by Phoenix and incorporated into a separate termination agreement to be executed prior to termination of services, unless a later date is mutually agreed upon. In addition, the Customer will be obligated to purchase all computer equipment deemed surplus by Phoenix as a result of the termination of this Agreement. The purchase price for such equipment shall be the then current book value for equipment purchased by Phoenix or the then current buyout price if the equipment was leased by Phoenix. Such purchase by the Customer is limited to equipment purchased or leased in conjunction with

            Phoenix performing services under this agreement. Phoenix reserves the right to retain any such equipment for its own use or use of its other Customers upon termination of the agreement.

      12.3. Termination by Customer. Customer may terminate this Agreement upon:

            (a) 30 days written notice to Phoenix accompanied by a cancellation fee based on the remaining unused term of this Agreement equal to the average monthly invoice for the past six months multiplied by the remaining number of months left in the then current term, multiplied by 80%, plus any unamortized set up fees or third party costs existing on Phoenix's books on the date of termination. Customer understands and agrees that Phoenix losses incurred as a result of early cancellation of the Agreement would be difficult or impossible to calculate as of the effective date of cancellation, since the losses incurred will vary based on, among other things, the number of Customers using the Phoenix System on the date the Agreement cancelled. Accordingly, the amount set forth in the first sentence of this subsection represents the parties' good faith estimate of Phoenix's liquidated damages, and is not a penalty,

            (b) Upon Phoenix's breach of its obligations hereunder as set forth in Section 7.3 and the expiration of all cure periods provided for therein.

      12.4. Result of Termination by Customer.

            (a) If Customer terminates this Agreement under Section 12.3(a), Customer shall be responsible for all costs and expenses of conversion to a new system, plus Phoenix's time and materials rates for assistance required to complete such conversion.

            (b) If Customer terminates this Agreement under Section 12.3(b), Phoenix shall provide reasonable assistance if requested by Customer to assist in such conversion.

      12.5. Return of Data Files. Upon expiration, cancellation, or termination of this Agreement, Phoenix shall furnish to Customer such copies of Customer's data files as Customer may request in Phoenix's standard machine readable format form along with such information as is reasonable and customary to enable Customer to de-convert from the Phoenix Banking System. Customer Data files will be delivered provided Customer consents, agrees and authorizes Phoenix to retain such files until (i) Phoenix has been paid in full for all fees for all services provided hereunder through the date of such files are returned to Customer, and Customer has been paid any and all other amounts that are due or will become due under this Agreement, including, but not limited to, data communication lease obligations, if any; (ii) Phoenix has been paid its then current time and materials rates for de-conversion assistance, if any, for providing  any  services  necessary  or  requested  by Customer  for de-conversion assistance, (iii) if this Agreement is being terminated, Phoenix has been paid any applicable termination and cancellation fee pursuant to this agreement, and (iv) Customer has returned to Phoenix all Phoenix Confidential Information requested by Phoenix. Upon Customer's approval, Phoenix shall be permitted to destroy customer's files and data any time after 90 days from the final use of such files for processing.

      12.6. Return of Phoenix Software and Documentation.

            Upon termination, expiration or cancellation, the Customer shall return to Phoenix all copies of the Phoenix Software, Documentation and manuals and other documentation provided to Customer or prepared by Customer in relation to the Phoenix Software. The Customer will remove all copies of the Phoenix Software from its equipment and certify such fact by written correspondence to Phoenix, the Customer will immediately discontinue use and/or exploitation of Phoenix Software, make any and all payments owed to Phoenix under this Agreement or under any agreement between Phoenix and Customer and cease any claim or further right in or to the Phoenix Software. Upon the occurrence of a termination by Phoenix, Phoenix shall be entitled to receive its costs, court costs, costs of investigation, and reasonable attorneys fees and expenses, in collecting protect or preserve its rights with respect to the Licensed Software.

            The Customer acknowledges that the failure of the Customer to cease using and returning the Phoenix Software at the termination or expiration of this Agreement will result in immediate and irremediable damage to Phoenix and to the rights of any subsequent licensee. The Customer acknowledges and admits that there is no adequate remedy at law for such failure and agrees that in the event of such failure, Phoenix shall be entitled to equitable relief by way of temporary and permanent injunctions and such other and further relief as any court with jurisdiction may deem just and proper.

13.   Migration.

            The Customer may migrate to an in-house environment at any time after the first year of the initial term of this Agreement. To migrate, Customer must pay Phoenix a software license fee for the Phoenix System at Phoenix's then current price, less a discount determined by the number of years customer has received service hereunder as follows:

                         Completion of                Discount
                        Year as Customer             Percentage
                          1                              12%
                          2                              16%
                          3                              20%
                          4                              24%
                          5                              30%

            Customer must notify Phoenix at least 180 days prior to the intended date of migration of its intent to execute such option. Upon migration to an in-house processing, Customer will assume all reasonable costs for preparing records, files, reports, and related materials, any technical counseling provided by Phoenix, all installation and implementation costs for such migration, and must purchase the hardware, network, and communications equipment required to support such processing as required by Phoenix. Such costs will be estimated by Phoenix and incorporated into a separate agreement to be executed prior to the migration of the system unless a later date is agreed upon. Additionally, Customer will be obligated to purchase all computer equipment deemed surplus by Phoenix as a result of the migration. The purchase price shall be the then current book value for equipment purchased by Phoenix or the then current buyout price if the equipment was leased by Phoenix. Such purchase by the Customer is limited to equipment purchased or leased in conjunction with Phoenix performing services under this agreement.

14.   Indemnification by Customer.

            After the date hereof, Customer shall defend, indemnify and hold Phoenix, its officers, directors, employees, agents, shareholders and affiliates, harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees, interest, penalties and disbursements and court costs), settlements or money judgments asserted against, resulting to, or imposed upon Phoenix, directly or indirectly, by reason of, or resulting from the breach by Customer of any representation, warranty, covenant, agreement or other obligation of Customer contained in or made pursuant to this Agreement or any other document or instrument delivered in connection with this Agreement, or any claims arising in connection with or relating to the business of Customer or the presence, removal, condition, location or use of the Processing Services or use of the Phoenix System or of or relating to the Material or any transmission, or interconnection of such Material with third party providers or carriers or the use or misuse of the subject matter being transmitted or any other claim made against Phoenix relating to Customer's programming or transmissions.

15.   Miscellaneous.

      15.1. Exclusivity. Phoenix shall be the exclusive provider of application processing service to Customer during the term of this Agreement.

      15.2. Rights Not Exclusive. No right or remedy of either party provided hereby shall be exclusive of any other right or remedy.

      15.3. No Waiver. No failure of either party to exercise any of its rights under any provision of this Agreement or waiver of any breach of the terms of this

            Agreement by the other party shall be construed as waiver of such rights or of any other breach of the same or any other provision hereof

      15.4. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder to either party should be in writing, and shall be personally delivered, or sent by certified or registered mail, postage prepaid and addressed, or by overnight courier such as Federal Express to such party at the address shown on the first page of this Agreement, or at such other address as shall have been furnished by notice given in compliance with this section. All notices, requests and other communications shall be deemed to have been given upon delivery as evidenced by the return receipt or delivery records of the courier.

      15.5. Insurance. Customer shall maintain such insurance coverage as it deems appropriate to protect Customer and its customers from losses or damages, including without limitation losses or damages resulting from any theft, forgery, computer manipulation or other misconduct of any person. Phoenix shall carry liability insurance but shall not be liable for any losses or damages in excess of the lesser of $1,000,000 or the amount of any such liability coverage or the amounts provided for in Section 10.3 hereof, Customer shall also maintain workers' compensation, public liability and group travel insurance coverage for Customer's employees while on the premises of Phoenix.

      15.6. Entire Agreement. The parties agree that this agreement, and all exhibits and attachments hereto contain the entire agreement between the parties concerning the subject matter hereof.

      15.7. Amendment, Waiver. This agreement may not be amended or altered and no rights shall be deemed waived unless such amendment or waiver is set forth in writing and executed by all parties hereto.

      15.8. Assignment. This agreement may not be assigned by either party without the express written consent to of the other party, provided that either party may assign all of its rights and obligations hereunder to any successor in interest to all or substantially all of its business or assets without such consent if such successor agrees to be bound by the terms of this Agreement. This agreement shall be binding upon and shall inure to the benefit of each party's permitted successors and assigns.

      15.9. Severability_ If any provision of this agreement should be held to be invalid, illegal or unenforceable, then such provision shall be construed in such a way as to make such provision enforceable, or this agreement shall be construed as if such provision had never been contained herein, and such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     15.10. Headings.   The  headings  contained  in  this  agreement  are  for
            convenience only and shall be ignored when interpreting this agreement and shall not be construed to alter or change any provision hereof

     15.11. Choice of Law. This agreement shall be governed by the laws of the State of Florida without regard to its choice of law rules.

     15.12. Force Majeure. Neither party shall be in default by reason of any failure in the performance of this agreement (other than a failure to make payment when due or to comply with restrictions upon the use of any confidential information or trade secrets) if such failure arises out of any act, event or circumstance beyond the reasonable control of such party, whether or not otherwise foreseeable. The party so affected will resume performance as soon as reasonably possible.

     15.13. Enforcement; If either party brings an action under this agreement (including appeal), the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

     15.14. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which when taken together shall constitute one complete instrument.

     15.15. Litigation. All disputes regarding or arising out of this Agreement shall be heard exclusively in the Courts of the State of Florida to which jurisdiction and venue the parties irrevocably consent, except that Phoenix shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction in order to protect its rights in the Phoenix System, or any associated intellectual property rights. Termination or limitation of Phoenix's rights in the Phoenix System, or any associated intellectual property rights may not be awarded under any circumstances.

     15.16. Compliance with Law. Customer is and will be during the Term of this Agreement, will be, in compliance with all government laws, rules, regulations and administrative requirements, including without limitation:

            (a) Submitting a copy of this agreement to the appropriate regulatory agencies prior to the date Services commence;

            (b)   Providing  adequate  notice  to  the  appropriate   regulatory
                  agencies of the termination of this Agreement or any material changes in Services;

            (c) retaining records of its accounts as required by regulatory authorities;

            (d) Obtaining and maintaining, at its own expense, any Fidelity Bond required by any regulatory or government agency; and

            (e) Maintaining at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.

     15.17. Employees. During the Term of this Agreement and for a period of two years thereafter, neither party will directly or indirectly solicit for employment any employee of the other without the prior written consent of the other. In the event of a breach of this paragraph, the breaching party shall pay the non-breaching party a sum equal to the employees base compensation for the previous twelve month period multiplied by on hundred thirty-three percent (133%). This sum shall be deemed liquidated damages and shall be agreed to be a fair sum to compensate the non-breaching party.

     15.18. Third Party  Review:  Phoenix  provides  for periodic SAS 70, Type I independent audits of its operations. Phoenix shall provide each Client serviced from the audited data center with a copy of the audit and shall charge each Client a prorated share of the audit cost not to exceed $1,000.00 per audit. Each audit shall comply with all applicable FDIC other federal regulations pertaining thereto. Phoenix and Client agree that third party auditor will be responsible for proper application and testing of currently applicable data processing and regulatory standards.

     15.19. Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

     15.20. Not a Joint Venture or Partnership. This Agreement shall not be construed as creating a joint venture, co-venture or a co-partnership between the parties nor result in a joint service offering to their respective customers. Neither party shall have any authority to bind the other or the other's representatives in any way.

ACCEPTED AND AGREED AS OF THE EFFECTIVE DATE:

Two River Community Bank                Phoenix International Ltd., Inc.


------------------------------------    ----------------------------------------
Signature                               Signature

/s/ Michael J. Gormley                  /s/ Richard T. Powers
------------------------------------    ----------------------------------------
Print Name                              Print Name

Senior Vice President & Treasurer       Senior Vice President
------------------------------------    ----------------------------------------
Print Title                             Print Title

November 17, 1999                       November 18, 1999
------------------------------------    ----------------------------------------
Date                                    Date

                                    EXHIBIT A

                               Processing Services
                               -------------------

Customer & Product Controls
Administrative Controls
Customer Processing Deposit Processing Loan Processing Teller
Processing Nightly Processing
General Ledger Administration & Maintenance Executive Information System Data Dictionary: Deposits
Data Dictionary: Loans
Data Dictionary: Customer Information
Report Dictionary Internet Home Banking Voice Response
Safe Deposit Box Processing
IRA Processing
ACH Processing
Call Report Extracts (quarterly)

                                    EXHIBIT B
                              Standard Fee Schedule
                   Account and Transaction Processing Pricing
                       (All fees monthly unless specified)

          Core Processing                  Volume Sensitive        Monthly Fee
          ---------------                  ----------------        -----------

Minimum Processing Fee                   up to 10,000 accounts      $ 5,000
Monthly minimum for Core Processing
months 1-4                                                          $ 2,500
Deposit Accounts                         $.60 per account
Loan Accounts                            $.75 per account
General Ledger                           $.25 per account
Relationship Management System                                     Included
Teller System                                                      Included
Executive Information System                                       Included
Ancillary Systems
     Call Reporting                                                    $200.00
     Accounts Payable                                                  $250.00
     Loan Origination                                                  $500.00
     Deposit Document Preparation                                      $500.00
     Voice Response System                                             $600.00
Internet Banking                         $.15 per account            $1,500.00
Optical Reporting                        $.01 per account              $500.00
Test Bank                                $.05 per account              $400.00
Business Recovery Service                $.02 per account              $500.00

Data Communications
Terminal Access                          $15.00 per terminal
Communications Hardware maintenance      $65.00 per month
Telephone Lines                          Pass thru
Equipment Charges DSU/CSU                Pass thru

Phoenix Inc. shall add to these charges an administrative fee of Eight Percent (8%) to all pass through costs

Data Transmissions
------------------
Coupon Orders                                                            $200.00
Check Orders                                                             $200.00
ATM Balance Files                                                        $500.00
ATM Card Files                                                           $200.00
Debit Card Files                                                         $500.00
POD/Statement Files                                                      $500.00
Receiving ACH Files                                                      $500.00
Originating ACH Files                                                    $500.00
Misc., Transaction Files                                                 Quote

Note: All fees quoted herein are minimum monthly processing fees. Conversion, training, installation and processor certification fees for all ancillary products will be quoted under separate cover upon request.

                              Standard Fee Schedule
                               Non-Recurring Fees
                               ------------------

Research Fee                      Based upon actual time at then current rate

Data Base Mass Changes            Based upon actual time at then current rate

Third Party Certification         Currently Phoenix certified               $2,500.00
                                  Non-certified based upon actual time at then current rates
New Branch Set up Fees
Branches 1-5                                                                No Charge
Branches 5-20                                                               $2,500.00 per branch

System Administrator Changes
     New Product Set up Fee
     (includes parameter set up and testing)
       Deposit per product
       Loans per product
       Relationship
       Management System                                                    $250.00 per product
Other System Administrator Changes
(Includes parameter set up and testing)
       General Ledger
       Bank Controls
       Security changes                                             10 Free Changes per month
                                                                    Additional changes based
                                                                    upon actual time at then
                                                                    current rates

Design Teller Receipts                                                      $200.00 per receipt
Develop Crystal Reports                                                     $75.00 per request
Custom Extracts/Development                                                 Quote
Teller and Platform Procedures Manual                                       Quote
Safe Deposit Box Setup                                                      Quote

One Time Set Up Fee
Base on asset size, number of
       products and accounts
System Implementation Services:
Set-Up Phoenix Product Definitions
Deposit, Loans, Client Relationship                                         $40,000.00 Minimum
       Management, and General
       Ledger Set up base
Training Fees
       Phoenix Training For Core System $25,400.00 plus reasonable out of pocket travel expense

                              Standard Fee Schedule

                        Phoenix Internet Banking System *
                          Estimated Installation Costs

Implementation Services                                        $ 9,600.00
Bill Payment Set up Fees                                       $ 3,000.00
Web Site Design                                                Quote
Monthly Recurring Fee            $.15 per account              $1,500.00 Minimum
Data Communications Charges                                    Pass Thru

                         Phoenix Voice Response System *

                          Estimated Installation Costs

Implementation Services                                        $ 7,000.00
Voice Response Hardware Required                               $ 8,000.00.
Data Communications Charges                                    Pass Thru

*     Price quotes valid until Nov 30,1999

                  Exhibit C - Communication Management Services

Local Network Services

Phoenix shall act as Customer's designated representative to arrange for the purchase, installation and maintenance of data lines, modems or other interface devices necessary to access the Phoenix System. Maintenance services shall be provided for a designated call window and service level (i.e., depot, on-site) as shall be agreed upon by Phoenix and Customer. Where requested, this option may include additional dial-up lines and equipment to be utilized as a back up to the regular data lines.

Phoenix shall bill Customer for the actual charges incurred for the data lines and for the maintenance of the modems and other interface devices. Phoenix shall add to these charges an administrative fee of eight percent (8 %), equipment purchase and installation fees will be amortized over 36 months and will be billed to Customer at the price listed below or Customer shall pay one time for all hardware and installation upon installation of the hardware and communications lines. Customer shall have ownership of the equipment at the end of the full amortization period or shall pay the unamortized balance if the contract is terminated prior to sixty (60) months.

      Estimated Monthly Line Costs              $ 700.00

Network Design Services

Phoenix shall perform a survey of Customer's operations and shall analyze communications requirements. A network design plan shall be created and submitted to Customer for its approval. Where Customer has requested, the plan shall include a provision for Dial Backup service for Contingency Operations.

      Network Design Fee:                       $ 1,000.00

                                  SCHEDULE C.1
                                  ------------
                            Communications Equipment
                (To Be Completed within I week of Effective Date)

      Location      Description      Unit/Model      Unit/Price      Total
      --------      -----------      ----------      ----------      -----




Bank Two River Community Bank              Phoenix, Inc.


By:    _________________________________   By:    ______________________________
Name:  /s/ Michael J. Gormley              Name:
       ---------------------------------          ------------------------------
Title: Senior Vice President & Treasurer   Title:
       ---------------------------------          ------------------------------
Date:  November 17, 1999                   Date:
       ---------------------------------          ------------------------------

                    DATA COMMUNICATIONS AUTHORIZATION LETTER
                    ----------------------------------------

Phoenix , Inc.
4175 Veterans Memorial Highway, Suite 405
Ronkonkoma, NY 11779

This letter authorizes Phoenix to act as our representative to order on our behalf the equipment and/or circuitry shown on the attached Schedule C-1.

It is further understood and agreed that Title to the computer hardware shall pass from the manufacturer/supplier to Client upon full payment.

Phoenix will acquire all hardware and related telecommunications equipment and order required telecommunications lines and will be responsible for payment of all invoices relative to the purchase, delivery, installation, insurance, and subsequent maintenance of the above equipment, plus any taxes that may apply. Phoenix will capitalize the equipment and related telecommunications costs over the initial thirty-six (36) month term of the Agreement and invoice client on a monthly basis beginning on the month in which the communications facilities are first utilized.

Original manufacturers terms and conditions are in effect on delivery and if maintenance services are desired, they are described in manufacturer/supplier documents.

Sincerely,


By:    /s/ Michael J. Gormley
       Two River community Bank
       -------------------------------------------
Title: Senior Vice President & Treasurer
       -------------------------------------------
Date:  November 17, 1999
       -------------------------------------------

                                    EXHIBIT D

                      Installation And Training Activities

Training in the use and operation of the Phoenix Banking System' licensed to Phoenix by Phoenix International Ltd., Inc., a Florida corporation ("Phoenix") for the number of Client personnel designated will be provided primarily at the Client site or, alternately, at a site designated by Phoenix . Installation services are those activities designated to establish the Bank on the Phoenix Banking SystemTM at the Phoenix , Ronkonkoma, New York, center and to transfer the processing of Client's data from the present financial servicer processing system to Phoenix for any existing Client accounts to be serviced by Phoenix .

A.    Phoenix Responsibilities

      1. Phoenix shall designate a Phoenix installation manager to oversee all installation activities and coordinate these activities with the Client Liaison.

      2. Phoenix shall conduct a post-contract impact analysis to determine changes in Client's operation activities to conform to the Phoenix System.

      3. The Phoenix installation manager shall meet at Client's site with Client's management and operation personnel, as soon as possible after execution of the Agreement, for a detailed discussion of installation and training activities. Detailed Installations plan, specifying Phoenix and Client responsibilities will be completed within 15 business days of the Agreement.

      4. Phoenix shall write and test the computer software programs required to convert Client's database and accounts from the current processor or formats and third party processors or formats to the appropriate Phoenix format. Phoenix shall also review results of the installation and edit programs with Client to verify accuracy.

      5. Phoenix shall provide education and training to designated Client personnel and the applications selected by Client from Schedule A.

      6. All training shall take place at Client Banking Office, or, if necessary, at a Phoenix designated training facility in accordance with the mutual agreed upon installation and training activities referenced in paragraph 3 above.

            Phoenix shall verify that Client's personnel have concluded training and are ready for processing under the Phoenix system for their necessary use of the system.

            Phoenix shall monitor Client's site preparation activities and provide advice regarding:

                  -     Telecom Equipment; Remote Print.

                  -     Telecom Line Locations.

                  -     Electrical Power Requirements.

                  -     Air Conditioning Requirements.

B.    Client Responsibilities

      Client shall designate a Client installation manager to be Phoenix 's primary contact. The Client installation manager shall be responsible for coordination of proper resources from Client management and operations to ensure timely completion of all Client projects, including but not limited to:

      o     Review and selection of processing options.

      o     Establishing Chart of Accounts.

      o     Gathering information for product and parameter set-up.

      o     Analysis and verification of pre-installation test output.

      o Availability of Client to assist in balancing and verification of data accuracy.

      Client shall designate a training manager to coordinate attendance at Phoenix training classes and to supervise the training of all other Client personnel by the Phoenix staff. The training manager shall verify that personnel selected by Client to attend Phoenix classes have sufficient product knowledge and experience to teach other Client staff. The training manager shall also assure that there is sufficient time set aside for the training of all necessary and available Client's personnel.

      Client shall notify third parties in writing of its intent to use Phoenix as the data processing service provider and will support Phoenix 's actions in set-up, deconverting, testing and preparing the Phoenix system for productive use.

      Client shall select and order all forms, coupons, and other items necessary for supporting the loan servicing operation.

      Client shall prepare the installation site for all Equipment and Telecom lines including proper electrical and air conditioning.

      Client shall use only equipment that has been certified for use with the software by Phoenix. Phoenix may be contracted to provide equipment and installation service in which case the equipment to be purchased will be specified in Schedule C.I., attached,

Bank Two River Community Bank              Phoenix, Inc.


By:    _________________________________   By:    ______________________________
Name:  /s/ Michael J. Gormley              Name:  /s/ Richard T. Powers
       ---------------------------------          ------------------------------
Title: Senior Vice President & Treasurer   Title: Senior Vice President
       ---------------------------------          ------------------------------
Date:  November 17, 1999                   Date:  November 18, 1999
       ---------------------------------          ------------------------------

                                    EXHIBIT E
                           Business Recovery Services

BUSINESS RECOVERY SERVICES

A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to the Phoenix Data Center which appears, in Phoenix 's reasonable judgment, to require relocation of processing to an alternative site Phoenix shall notify Client as soon as possible after it deems a service outage to be a Disaster. Phoenix shall move the processing of Client's Base On-line Services to an alternative processing center as expeditiously as possible, and shall coordinate the cutover to back-up data lines with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption, and shall have personnel available to assist Phoenix in implementing the switch over to the alternative-processing site. During a Disaster, Optional or On-Request Services shall be provided by Phoenix only to the extent that there is adequate capacity at the alternate center, and only after stabilizing the provision of Base Online Services.

TESTING

Phoenix shall test its Business Recovery Services Plan by conducting one (1) annual test. Client agrees to participate in one f test annually to assist Phoenix in such testing. Test results will be made available to Client's regulators, internal and external auditors, and (upon request) to Client's insurance underwriters,

CLIENT BUSINESS RECOVERY PLANNING

Client understands and agrees that the Phoenix Business Recovery Plan is designed to minimize but not eliminate risks associated with a Disaster affecting Phoenix 's Application Processing Center. Phoenix does not warrant that service will be uninterrupted or error free in the event of a Disaster. Client maintains responsibility for adopting a Business Recovery Plan relating to disasters affecting Client's facilities, and for securing business interruption insurance or other insurance as necessary to properly protect Client's revenues in the event of a disaster. Phoenix disaster and recovery services shall meet all applicable FDIC or other federal regulatory requirements.

COMMUNICATIONS

Phoenix shall work with Client to establish a plan for alternative data communications in the event of a Disaster. Client shall be responsible for furnishing any additional communications equipment and data lines required under the adopted plan from the Client's Diaster Recovery Facility to Phoenix's Processing Application Center

Bank Two River Community Bank              Phoenix, Inc.


By:    _________________________________   By:    ______________________________
Name:  /s/ Michael J. Gormley              Name:  /s/ Richard T. Powers
       ---------------------------------          ------------------------------
Title: Senior Vice President & Treasurer   Title: Senior Vice President
       ---------------------------------          ------------------------------
Date:  November 17, 1999                   Date:  November 18, 1999
       ---------------------------------          ------------------------------

   Please retain the second copy of this authorization form for your records.

                                    EXHIBIT F

                       Performance Expectations/Standards

System Availability (Hours of Operation)
----------------------------------------

                  On-Line: 7:00 a.m. - 8:00 p.m. Monday - Friday 7:00 a.m. - 3:00 p.m. Saturday
                              Unattended Sunday and Holidays

System Availability
-------------------

                  Monthly Average       98%

Report Delivery
---------------

                  Receipt of Optical Download:

Terminal Response Time
----------------------

                  Transaction Average

Client Service Responsiveness
-----------------------------

                  Help Desk:                     7:30 a.m. - 5:00 p.m. M-F
                  After Hours :                  On Call
                  Data Center Project Schedule:  Published monthly
                  Status Reporting:              Prior day exceptions by 9:00
                                                 a.m.
                  Incident Resolution Call:      2 hours intervals until
                                                 resolution

Data Communications
-------------------

                  Terminal (Station)
                  Additions/Deletions:           2 weeks from date of request

                  Branch Additions:              Subject to Data Communications
                                                 Provider

Record Retention
----------------

                  Daily Production Files         60 days
                  EOM                            13 months
                  EOQ                            5 quarters
                  EOY                            7 years (offsite)

      Amendment # 1 to the Application Processing Agreement between Harland Financial Solutions, Inc. ("HFS") and Two River Community Bank ("Customer"),
                      dated on or about November 17, 1999.

This Amendment #1 to the Application Processing Agreement (the "Amendment #1 ") is entered into between Harland Financial Solutions ("HFS") and Two River Community Bank ("Customer"), and modifies a certain Application Processing Agreement dated on or about November 17, 1999 between Customer and Phoenix International LTD. (HFS' predecessor in interest), whereby Customer contracted for certain Processing Services related to HFS' Phoenix System (the "Processing Agreement"). The terms and conditions set forth in this Addendum are in addition to the terms and conditions contained in the Processing Agreement and any other referenced addenda, attachments, exhibits, schedules (together, the "Agreement"). Where conflicts arise between the terms of the Agreement and this Amendment, the specific terms of this Amendment shall govern. Customer and HFS agree to modify the terms of the Agreement as follows:

HFS has assumed the Agreement. Therefore, "Phoenix International, LTD" is changed to "Harland Financial Solutions, Inc.", and "Phoenix" is changed to "HFS" where such terms appear in the Agreement.

Section 3. Term. This section is replaced in its entirety as follows:
----------------

      The term of this Agreement will extend through June 30, 2006. Upon expiration, the Agreement will automatically renew for successive terms of two (2) years unless either party provides written notice to the other of its intent not to renew for another term at least six (6) months prior to the expiration of the Agreement.

      Exhibit B --- Standard Fee Schedule. In Exhibit B of the Agreement:

      The  sections   entitled  Core  Processing  and  Data   Transmissions  are
      eliminated and replaced with the following:

      "Customer agrees to pay to HFS the following fees for the Remote Processing Services. Except as otherwise provided, all fees are recurring monthly fees. Customer understands and agrees that all fees quoted herein are monthly processing fees.

      "Conversion, training, installation and processor certification fees for any products not specified herein will be provided by HFS to Customer separately upon Customer's request."

      Recurring Monthly Fees Based on Customer's Asset Value

      Commencing on January 1, 2005 and for each month thereafter during the renewal period of the Agreement, Customer will pay fees based on the Customer's Asset Value according to the following schedule:

      Customer shall pay to HFS a Monthly Asset Value Payment (as defined below) in each month of the agreement (prorated for the number of days of partial months). Customer shall pay to HFS a Monthly Asset Value Payment based on its Asset Value as of the last business day of the immediately preceding month. Each Monthly Asset Value Payment shall be due and payable within thirty (30) days of Customer's receipt of an invoice for such amount.

      Monthly Asset Value Payment. For purposes of this Amendment #1, "Monthly Asset Value Payment" shall mean and be determined according to the following formula:

      Monthly Asset Value Payment:

            $6800.00 + ($22.00 x (total bank assets/one million))

      For the computation above, "total bank assets" is in millions.

      Reporting Requirements. On or before the third (3rd) business day of each calendar month, Customer shall submit to HFS (by such means as directed by HFS from time to time (i.e., via email, fax or other means where confirmation of receipt by HFS is available)) its Asset Value as of the last business day of the immediately preceding calendar month. In the event Customer fails to provide its Asset Value in a timely manner as provided in this Section, HFS shall have the right and option to either
      (i) wait on the Asset Value to be provided or (ii) rely on the most recently provided Asset Value for Customer and proceed with invoicing for charges as provided hereunder (and adjusting the charges for the immediately following months if the Asset Value is subsequently determined to have been incorrect).

      The Section entitled Non-Recurring Fees is amended as follows:

      Develop Crystal Reports... Quote

      Additional Fees

      All other terms in Exhibit B remain in force, including, without limitation, the fees related to Data Communications and all other Non-Recurring Fees (beginning on page 21 of the Agreement). Any additional data communication requirements or Non-Recurring Fees not listed in Exhibit B are subject to Quote and additional fees.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above:

HARLAND FINANCIAL SOLUTIONS, INC        TWO RIVER COMMUNITY BANK


By:   /s/ Corbin A. Shaver              By:    /s/ Michael J. Gormley
      -----------------------------            ---------------------------------
         (Authorized Signature)

Name: Corbin A. Shaver                  Name:  Michael J. Gormley
      -----------------------------            ---------------------------------

Title:SVP and General Manager           Title: EVP/CFO
      -----------------------------            ---------------------------------

Date: 02/01/2005                        Date:  02/01/2005
      -----------------------------            ---------------------------------